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Hilton Reports Fourth Quarter and Full Year Results

MCLEAN, VA (February 7, 2024) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its fourth quarter and full year 2023 results. Highlights include:

•Diluted EPS was $0.57 for the fourth quarter and $4.33 for the full year

•Diluted EPS, adjusted for special items, was $1.68 for the fourth quarter and $6.21 for the full year

•Net income was $150 million for the fourth quarter and $1,151 million for the full year

•Adjusted EBITDA was $803 million for the fourth quarter and $3,089 million for the full year

•System-wide comparable RevPAR increased 5.7 percent and 12.6 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, compared to the same periods in 2022

•System-wide comparable RevPAR increased 13.5 percent and 10.7 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, compared to the same periods in 2019

•Approved 33,800 new rooms for development during the fourth quarter, bringing Hilton's development pipeline to a record 462,400 rooms as of December 31, 2023, representing growth of 11 percent from December 31, 2022

•Added a record 24,000 rooms to Hilton's system in the fourth quarter, resulting in 62,900 room openings for the full year, contributing to net unit growth of 4.9 percent

•Repurchased 4.6 million shares of Hilton common stock during the fourth quarter, bringing total capital return, including dividends, to $784 million for the quarter and $2.5 billion for the full year

•Today is announcing a new, exclusive partnership with Small Luxury Hotels of the World ("SLH"), ramping up over the coming months to expand our distribution of luxury hotels

•Full year 2024 system-wide RevPAR is projected to increase between 2.0 percent and 4.0 percent on a comparable and currency neutral basis compared to 2023; full year net income is projected to be between $1,694 million and $1,729 million; full year Adjusted EBITDA is projected to be between $3,330 million and $3,380 million

•Full year 2024 capital return is projected to be approximately $3.0 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We delivered another year of strong top- and bottom-line results and continued to deliver on our robust development story. Positive momentum in openings continued throughout the year, with more openings in the fourth quarter than any other quarter in the Company's history. We also achieved record signings for the year, meaningfully ahead of pre-pandemic levels. We expect this momentum to continue into 2024 and net unit growth to accelerate to the high end of our guidance range of 5.5 percent to 6.0 percent, with the opportunity for further upside of 25 to 50 basis points from our exclusive partnership with Small Luxury Hotels of the World. Adding this extraordinary portfolio over the coming months to our strong and growing luxury offerings will further enhance our already powerful network effect and give all of Hilton's customers, including our Hilton Honors members, even more opportunities to dream, book and earn and redeem points. Powered by an award-winning culture that was recently recognized as the No. 1 World’s Best Workplace, our Hilton team is well positioned to continue driving innovation and growth in the year ahead."

For the three months ended December 31, 2023, system-wide comparable RevPAR increased 5.7 percent compared to the same period in 2022 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 12.2 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months ended December 31, 2023 increased 13.5 percent compared to the same period in 2019, and management and franchise fee revenues increased 38.5 percent from the same period in 2019.

For the year ended December 31, 2023, system-wide comparable RevPAR increased 12.6 percent compared to the same period in 2022 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 16.7 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the year ended December 31, 2023 increased 10.7 percent compared to the same period in 2019, and management and franchise fee revenues increased 33.1 percent from the same period in 2019.

For the three months ended December 31, 2023, diluted EPS was $0.57 and diluted EPS, adjusted for special items, was $1.68 compared to $1.21 and $1.59, respectively, for the three months ended December 31, 2022. Net income and Adjusted EBITDA were $150 million and $803 million, respectively, for the three months ended December 31, 2023, compared to $333 million and $740 million, respectively, for the three months ended December 31, 2022.

For the year ended December 31, 2023, diluted EPS was $4.33 and diluted EPS, adjusted for special items, was $6.21 compared to $4.53 and $4.89, respectively, for the year ended December 31, 2022. Net income and Adjusted EBITDA were $1,151 million and $3,089 million, respectively, for the year ended December 31, 2023, compared to $1,257 million and $2,599 million, respectively, for the year ended December 31, 2022.

Development

In the fourth quarter of 2023, Hilton achieved a record number of room openings, totaling 24,000 rooms, and achieved net unit growth of 22,300 rooms. During the quarter, Hilton achieved several growth milestones, opening the 150th Curio Collection by Hilton, the 250th Tru by Hilton and the 1,000th Hilton Garden Inn. Additionally, Hilton celebrated the openings of its 600th hotel in Greater China, as well as the Signia by Hilton Atlanta, which marked the brand's first new-build property.

Hilton added 33,800 rooms to the development pipeline during the fourth quarter, contributing to 130,200 rooms added for the full year, which was approximately a 45 percent increase from the prior year. As of December 31, 2023, Hilton's development pipeline totaled approximately 3,270 hotels representing 462,400 rooms throughout 118 countries and territories, including 30 countries and territories where Hilton had no existing hotels. Additionally, of the rooms in the development pipeline, 216,600 were under construction and 259,800 were located outside of the U.S.

Balance Sheet and Liquidity

In November 2023, we amended the credit agreement governing our senior secured term loan facilities (the "Term Loans") pursuant to which $1.0 billion of outstanding Term Loans were converted into a new tranche of Term Loans due June 2028 and $1.6 billion of outstanding Term Loans were converted into a new tranche, which was also increased by $500 million of aggregate principal amount, due November 2030.

As of December 31, 2023, Hilton had $9.3 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discounts, with a weighted average interest rate of 4.78 percent. Excluding all finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $9.1 billion of long-term debt outstanding with a weighted average interest rate of 4.77 percent and no scheduled maturities until May 2025. As of December 31, 2023, no debt amounts were outstanding under Hilton's $2.0 billion senior secured revolving credit facility, which had an available borrowing capacity of $1,913 million after considering $87 million of outstanding letters of credit. Total cash and cash equivalents were $875 million as of December 31, 2023, including $75 million of restricted cash and cash equivalents.

During the fourth quarter of 2023, Hilton repurchased 4.6 million shares of its common stock at a cost of $746 million and an average price per share of $163.45. During the full year 2023, Hilton repurchased 15.6 million shares of its common stock at an average price per share of $150.52, returning $2.3 billion of capital to shareholders through share repurchases. In November 2023, Hilton's board of directors authorized an additional $3.0 billion for share repurchases under its stock repurchase program.

In December 2023, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $38 million, bringing total dividend payments for the year to $158 million and total capital return for the year to $2.5 billion. In February 2024, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on March 28, 2024 to holders of record of its common stock as of the close of business on February 23, 2024.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the fourth quarter, but do not include the effect of potential share repurchases thereafter. Additionally, due to the timing to close and integrate with participating SLH hotels, our outlook does not include the effect of this partnership.

Full Year 2024

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 4.0 percent compared to 2023.
•Diluted EPS is projected to be between $6.57 and $6.71.
•Diluted EPS, adjusted for special items, is projected to be between $6.80 and $6.94.
•Net income is projected to be between $1,694 million and $1,729 million.
•Adjusted EBITDA is projected to be between $3,330 million and $3,380 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $250 million and $300 million.
•Capital return is projected to be approximately $3.0 billion.
•General and administrative expenses are projected to be between $415 million and $430 million.
•Net unit growth is projected to be between 5.5 percent and 6.0 percent.

First Quarter 2024

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 4.0 percent compared to the first quarter of 2023.
•Diluted EPS is projected to be between $1.32 and $1.40.
•Diluted EPS, adjusted for special items, is projected to be between $1.36 and $1.44.
•Net income is projected to be between $340 million and $359 million.
•Adjusted EBITDA is projected to be between $690 million and $710 million.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2023 results on February 7, 2024 at 9:00 a.m. Eastern Standard Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 1697630. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 2995773.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Such factors may be updated from time to time in our periodic filings with the SEC, including Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is expected to be filed with the SEC on or about the date of this press release. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 22 world-class brands comprising more than 7,500 properties and nearly 1.2 million rooms, in 126 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No.1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices for seven consecutive years. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 180 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues
Franchise and licensing fees	$601	$537	$2,370	$2,068
Base and other management fees	95	88	342	294
Incentive management fees	77	64	274	196
Owned and leased hotels	320	349	1,244	1,076
Other revenues	52	31	178	102
	1,145	1,069	4,408	3,736
Other revenues from managed and franchised properties	1,464	1,375	5,827	5,037
Total revenues	2,609	2,444	10,235	8,773

Expenses
Owned and leased hotels	292	294	1,141	999
Depreciation and amortization	33	39	147	162
General and administrative	110	95	408	382
Impairment losses	38	—	38	—
Other expenses	32	25	112	60
	505	453	1,846	1,603
Other expenses from managed and franchised properties	1,704	1,487	6,164	5,076
Total expenses	2,209	1,940	8,010	6,679

Operating income	400	504	2,225	2,094

Interest expense	(124)	(120)	(464)	(415)
Gain (loss) on foreign currency transactions	(3)	1	(16)	5
Loss on investments in unconsolidated affiliate	—	—	(92)	—
Other non-operating income, net	1	18	39	50

Income before income taxes	274	403	1,692	1,734

Income tax expense	(124)	(70)	(541)	(477)

Net income	150	333	1,151	1,257
Net income attributable to noncontrolling interests	(3)	(5)	(10)	(2)
Net income attributable to Hilton stockholders	$147	$328	$1,141	$1,255

Weighted average shares outstanding:
Basic	256	270	262	275
Diluted	258	272	264	277

Earnings per share:
Basic	$0.58	$1.22	$4.36	$4.56
Diluted	$0.57	$1.21	$4.33	$4.53

Cash dividends declared per share	$0.15	$0.15	$0.60	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022

System-wide	69.0%	2.0%	pts.	$156.07	2.7%	$107.69	5.7%

Region
U.S.	68.2%	(0.3)%	pts.	$162.19	2.2%	$110.64	1.8%
Americas (excluding U.S.)	67.4	0.8		148.57	5.5	100.19	6.8
Europe	72.7	2.2		160.27	6.4	116.50	9.7
Middle East & Africa	76.3	1.6		187.21	9.5	142.78	11.9
Asia Pacific	70.2	16.1		113.45	9.1	79.60	41.6

Brand
Waldorf Astoria Hotels & Resorts	64.9%	5.8%	pts.	$515.05	(1.0)%	$334.05	8.7%
LXR Hotels & Resorts	49.3	(0.9)		539.47	11.4	266.21	9.3
Conrad Hotels & Resorts	75.9	10.7		312.61	7.7	237.23	25.3
Canopy by Hilton	70.9	5.3		220.43	2.7	156.35	11.0
Hilton Hotels & Resorts	68.6	4.8		187.14	3.3	128.33	11.0
Curio Collection by Hilton	69.2	2.9		232.65	0.8	161.05	5.2
DoubleTree by Hilton	66.7	3.0		139.91	1.8	93.34	6.6
Tapestry Collection by Hilton	66.1	0.7		178.06	4.9	117.79	5.9
Embassy Suites by Hilton	69.5	1.3		175.16	1.1	121.75	3.0
Hilton Garden Inn	67.5	0.1		143.17	2.1	96.69	2.3
Hampton by Hilton	68.6	1.4		126.36	0.9	86.68	3.0
Tru by Hilton	66.4	(0.6)		122.66	1.4	81.39	0.4
Homewood Suites by Hilton	75.1	(1.1)		153.26	2.3	115.12	0.7
Home2 Suites by Hilton	74.0	(1.0)		135.94	2.2	100.61	0.8

Segment
Management and franchise	68.9%	1.9%	pts.	$154.98	2.5%	$106.79	5.5%
Ownership(1)	75.3	3.8		224.07	9.1	168.61	15.0

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HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022

System-wide	71.8%	4.6%	pts.	$158.62	5.4%	$113.90	12.6%

Region
U.S.	72.2%	2.1%	pts.	$165.16	4.1%	$119.22	7.2%
Americas (excluding U.S.)	69.4	5.4		152.51	11.3	105.84	20.7
Europe	72.5	5.8		165.04	12.8	119.60	22.6
Middle East & Africa	72.3	5.7		171.38	13.3	123.87	22.9
Asia Pacific	70.1	18.2		113.54	17.5	79.61	58.7

Brand
Waldorf Astoria Hotels & Resorts	65.0%	10.4%	pts.	$511.54	(3.9)%	$332.30	14.5%
LXR Hotels & Resorts	48.0	0.8		519.05	10.6	249.34	12.5
Conrad Hotels & Resorts	73.6	14.3		293.81	12.1	216.15	39.1
Canopy by Hilton	70.3	8.7		219.07	5.1	154.04	20.0
Hilton Hotels & Resorts	69.7	8.3		189.13	6.6	131.74	21.0
Curio Collection by Hilton	69.8	6.9		229.69	1.8	160.42	12.9
DoubleTree by Hilton	68.7	5.1		142.36	5.0	97.84	13.5
Tapestry Collection by Hilton	68.5	3.5		178.64	6.3	122.39	12.1
Embassy Suites by Hilton	72.6	3.9		181.62	3.9	131.79	9.8
Hilton Garden Inn	70.9	3.0		146.35	4.6	103.80	9.3
Hampton by Hilton	72.4	3.7		131.21	3.1	95.04	8.7
Tru by Hilton	71.1	1.5		128.23	3.2	91.20	5.4
Homewood Suites by Hilton	79.1	0.4		157.60	5.0	124.62	5.5
Home2 Suites by Hilton	78.6	1.0		140.57	4.7	110.50	6.1

Segment
Management and franchise	71.8%	4.5%	pts.	$157.66	5.1%	$113.18	12.1%
Ownership(1)	73.4	12.9		222.14	15.4	163.11	39.9
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,598	—	—	12	4,598
Americas (excluding U.S.)	—	—	3	422	—	—	3	422
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	8	2,200	—	—	8	2,200
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	522	3	522
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	2	331	3	282	5	613
Asia Pacific	—	—	1	72	1	114	2	186
Conrad Hotels & Resorts
U.S.	—	—	6	2,227	2	1,730	8	3,957
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	4	1,689	—	—	5	2,303
Asia Pacific	1	164	24	7,818	1	659	26	8,641
Canopy by Hilton
U.S.	—	—	—	—	26	4,490	26	4,490
Americas (excluding U.S.)	—	—	2	272	1	184	3	456
Europe	—	—	1	123	5	1,058	6	1,181
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	613	—	—	4	613
Signia by Hilton
U.S.	—	—	3	1,700	—	—	3	1,700
Hilton Hotels & Resorts
U.S.	—	—	59	44,970	187	58,623	246	103,593
Americas (excluding U.S.)	1	405	31	11,749	25	7,238	57	19,392
Europe	37	11,141	43	14,792	46	11,984	126	37,917
Middle East & Africa	4	1,705	39	13,386	6	2,096	49	17,187
Asia Pacific	5	2,999	119	40,705	11	4,222	135	47,926
Curio Collection by Hilton
U.S.	—	—	11	4,984	68	13,683	79	18,667
Americas (excluding U.S.)	—	—	2	99	20	2,870	22	2,969
Europe	—	—	6	516	36	4,941	42	5,457
Middle East & Africa	—	—	5	1,104	3	912	8	2,016
Asia Pacific	—	—	6	1,153	4	738	10	1,891
DoubleTree by Hilton
U.S.	—	—	31	10,105	354	80,206	385	90,311
Americas (excluding U.S.)	—	—	3	587	38	7,695	41	8,282
Europe	—	—	17	4,211	109	19,161	126	23,372
Middle East & Africa	—	—	19	5,225	6	1,118	25	6,343
Asia Pacific	—	—	90	24,050	10	2,350	100	26,400

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HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of December 31, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	1	124	99	12,088	100	12,212
Americas (excluding U.S.)	—	—	1	138	9	1,122	10	1,260
Europe	—	—	—	—	11	640	11	640
Middle East & Africa	—	—	1	50	—	—	1	50
Asia Pacific	—	—	2	382	1	175	3	557
Embassy Suites by Hilton
U.S.	—	—	37	9,943	220	49,417	257	59,360
Americas (excluding U.S.)	—	—	2	504	7	1,829	9	2,333
Middle East & Africa	—	—	—	—	1	151	1	151
Tempo by Hilton
U.S.	—	—	1	661	—	—	1	661
Motto by Hilton
U.S.	—	—	—	—	4	1,271	4	1,271
Americas (excluding U.S.)	—	—	—	—	1	115	1	115
Europe	—	—	—	—	1	108	1	108
Hilton Garden Inn
U.S.	—	—	5	602	741	102,153	746	102,755
Americas (excluding U.S.)	—	—	13	1,968	56	8,506	69	10,474
Europe	—	—	13	2,533	74	11,598	87	14,131
Middle East & Africa	—	—	17	3,555	4	648	21	4,203
Asia Pacific	—	—	69	14,535	18	3,032	87	17,567
Hampton by Hilton
U.S.	—	—	17	2,296	2,343	232,636	2,360	234,932
Americas (excluding U.S.)	—	—	11	1,442	123	14,896	134	16,338
Europe	—	—	19	3,181	114	17,951	133	21,132
Middle East & Africa	—	—	5	1,459	—	—	5	1,459
Asia Pacific	—	—	—	—	339	53,829	339	53,829
Tru by Hilton
U.S.	—	—	—	—	248	24,181	248	24,181
Americas (excluding U.S.)	—	—	—	—	5	574	5	574
Spark by Hilton
U.S.	—	—	—	—	8	915	8	915
Homewood Suites by Hilton
U.S.	—	—	8	999	503	57,531	511	58,530
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	593	62,269	595	62,479
Americas (excluding U.S.)	—	—	—	—	10	1,041	10	1,041
Asia Pacific	—	—	—	—	47	6,916	47	6,916
Other	—	—	3	1,414	15	3,219	18	4,633
Total hotels	51	17,491	800	250,472	6,587	898,865	7,438	1,166,828
Hilton Grand Vacations(2)	—	—	—	—	92	16,109	92	16,109
Total system	51	17,491	800	250,472	6,679	914,974	7,530	1,182,937
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.
(2)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$42	$20	22	NM(1)
Capitalized software costs(3)	28	20	8	40.0
Total capital expenditures	70	40	30	75.0
Contract acquisition costs, net of refunds(4)	69	20	49	NM(1)
Total capital expenditures and contract acquisition costs	$139	$60	79	NM(1)

	Year Ended
	December 31,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$151	$39	112	NM(1)
Capitalized software costs(3)	96	63	33	52.4
Total capital expenditures	247	102	145	NM(1)
Contract acquisition costs, net of refunds(4)	233	81	152	NM(1)
Total capital expenditures and contract acquisition costs	$480	$183	297	NM(1)
____________
(1)Fluctuation in terms of percentage change is not meaningful.
(2)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $16 million and $6 million for the three months ended December 31, 2023 and 2022, respectively, and $30 million and $8 million for the year ended December 31, 2023 and 2022, respectively. Excludes expenditures for FF&E replacement reserves of $23 million and $14 million for the three months ended December 31, 2023 and 2022, respectively, and $63 million and $54 million for the year ended December 31, 2023 and 2022, respectively. The increases during the periods were primarily due to the timing of certain corporate and hotel capital expenditure projects.
(3)Includes $25 million and $19 million of expenditures that were reimbursed to us by third parties for the three months ended December 31, 2023 and 2022, respectively, and $88 million and $59 million for the year ended December 31, 2023 and 2022, respectively.
(4)The increases during the periods were primarily due to the timing of certain strategic hotel developments supporting Hilton's growth.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income attributable to Hilton stockholders, as reported	$147	$328	$1,141	$1,255
Diluted EPS, as reported	$0.57	$1.21	$4.33	$4.53
Special items:
Net other expenses from managed and franchised properties	$240	$112	$337	$39
Purchase accounting amortization(1)	3	11	37	45
Loss on investments in unconsolidated affiliate(2)	—	—	92	—
FF&E replacement reserves	23	14	63	54
Impairment losses(3)	38	—	38	—
Financing transactions(4)	10	—	10	—
Tax-related adjustments(5)	41	—	35	—
Other adjustments(6)	9	5	15	(4)
Total special items before taxes	364	142	627	134
Income tax expense on special items	(77)	(36)	(130)	(32)
Total special items after taxes	$287	$106	$497	$102

Net income, adjusted for special items	$434	$434	$1,638	$1,357
Diluted EPS, adjusted for special items	$1.68	$1.59	$6.21	$4.89
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets were fully amortized as of December 31, 2023, some of which became fully amortized during the three months ended December 31, 2023.
(2)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that Hilton currently manages or franchises.
(3)Amounts are related to certain hotel properties under operating leases and are for the impairment of a lease intangible asset, operating lease right-of-use ("ROU") assets and property and equipment.
(4)Amounts include expenses recognized in connection with the amendment of our Term Loans that were recognized in other non-operating income, net.
(5)Amounts include income tax expenses (benefits) related to changes in effective tax rates and certain changes in unrecognized tax benefits.
(6)Amounts for all periods include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," and net losses (gains) on asset dispositions. The year ended December 31, 2023 also includes expected future credit losses related to debt guarantees for hotels that Hilton manages.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$150	$333	$1,151	$1,257
Interest expense	124	120	464	415
Income tax expense	124	70	541	477
Depreciation and amortization expenses	33	39	147	162
EBITDA	431	562	2,303	2,311
Loss (gain) on foreign currency transactions	3	(1)	16	(5)
Loss on investments in unconsolidated affiliate(1)	—	—	92	—
FF&E replacement reserves	23	14	63	54
Share-based compensation expense	36	36	169	162
Impairment losses(2)	38	—	38	—
Amortization of contract acquisition costs	11	10	43	38
Net other expenses from managed and franchised properties	240	112	337	39
Other adjustments(3)	21	7	28	—
Adjusted EBITDA	$803	$740	$3,089	$2,599
____________
(1)Amount includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that Hilton currently manages or franchises.
(2)Amounts are related to certain hotel properties under operating leases and are for the impairment of a lease intangible asset, operating lease ROU assets and property and equipment.
(3)Amount for the year ended December 31, 2022 was less than $1 million. Amounts for the three months and year ended December 31, 2023 include expenses recognized in connection with the amendment of our Term Loans, and the year ended December 31, 2023 also includes expected future credit losses related to debt guarantees for hotels that Hilton manages. Amounts for all periods include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," net losses (gains) on asset dispositions, severance and other items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total revenues, as reported	$2,609	$2,444	$10,235	$8,773
Add: amortization of contract acquisition costs	11	10	43	38
Less: other revenues from managed and franchised properties	(1,464)	(1,375)	(5,827)	(5,037)
Total revenues, as adjusted	$1,156	$1,079	$4,451	$3,774

Net income	$150	$333	$1,151	$1,257
Net income margin	5.7%	13.6%	11.2%	14.3%

Adjusted EBITDA	$803	$740	$3,089	$2,599
Adjusted EBITDA margin	69.3%	68.6%	69.4%	68.9%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	December 31,
	2023	2022
Long-term debt, including current maturities	$9,196	$8,747
Add: unamortized deferred financing costs and discounts	71	73
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts	9,267	8,820
Less: cash and cash equivalents	(800)	(1,209)
Less: restricted cash and cash equivalents	(75)	(77)
Net debt	$8,392	$7,534

Net income	$1,151	$1,257
Long-term debt to net income ratio	8.0	7.0

Adjusted EBITDA	$3,089	$2,599
Net debt to Adjusted EBITDA ratio	2.7	2.9

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	March 31, 2024
	Low Case	High Case
Net income attributable to Hilton stockholders	$338	$358
Diluted EPS(1)	$1.32	$1.40
Special items(2):
FF&E replacement reserves	$12	$12
Purchase accounting amortization	1	1
Total special items before taxes	13	13
Income tax expense on special items	(2)	(2)
Total special items after taxes	$11	$11

Net income, adjusted for special items	$349	$369
Diluted EPS, adjusted for special items(1)	$1.36	$1.44

	Year Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,686	$1,721
Diluted EPS(1)	$6.57	$6.71
Special items(2):
FF&E replacement reserves	$63	$63
Purchase accounting amortization	5	5
Total special items before taxes	68	68
Income tax expense on special items	(10)	(10)
Total special items after taxes	$58	$58

Net income, adjusted for special items	$1,744	$1,779
Diluted EPS, adjusted for special items(1)	$6.80	$6.94
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	March 31, 2024
	Low Case	High Case
Net income	$340	$359
Interest expense	124	124
Income tax expense	137	144
Depreciation and amortization expenses	29	29
EBITDA	630	656
FF&E replacement reserves	12	12
Share-based compensation expense	34	34
Amortization of contract acquisition costs	13	13
Other adjustments(1)	1	(5)
Adjusted EBITDA	$690	$710

	Year Ending
	December 31, 2024
	Low Case	High Case
Net income	$1,694	$1,729
Interest expense	534	534
Income tax expense	709	724
Depreciation and amortization expenses	114	114
EBITDA	3,051	3,101
FF&E replacement reserves	63	63
Share-based compensation expense	162	162
Amortization of contract acquisition costs	53	53
Other adjustments(1)	1	1
Adjusted EBITDA	$3,330	$3,380
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

EBITDA reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of our cost reimbursement revenues and expenses included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, we also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes the net effect of our cost reimbursement revenues and expenses, as we contractually do not operate the related programs to generate a profit over the terms of the respective contracts. The direct reimbursements from hotel owners are typically reimbursed as the costs are incurred and have no net effect on net income (loss). The fees we recognize related to the indirect reimbursements may be recognized before or after the related expenses are incurred, causing timing differences between the costs incurred and the related reimbursement from hotel owners, with the net effect impacting net income (loss) in the reporting period. However, the expenses incurred related to the indirect reimbursements are expected to equal the revenues earned from the indirect reimbursements over time, and, therefore, the net effect of our cost reimbursement revenues and expenses is not used by our management team to evaluate our operating performance or make day-to-day operating decisions.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not undergone large-scale capital projects, sustained substantial property damage, encountered business interruption or for which comparable results were not available. Of the 7,438 hotels in our system as of December 31, 2023, 5,906 hotels were classified as comparable hotels. Our 1,532 non-comparable hotels as of December 31, 2023 included 359 hotels, or less than five percent of the total hotels in our system, that were removed from the comparable group during the last twelve months because they underwent large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of December 31, 2023, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months and years ended December 31, 2023 and 2022 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its condensed consolidated financial statements for the three months and year ended December 31, 2023.